Exhibit 99.1

NEWMARKET CORPORATION REPORTS EARNINGS IMPROVEMENT FOR THE THIRD QUARTER AND NINE MONTHS OF 2007

•	Third Quarter Recurring Income from Operations Up 69% from $11.9 Million to $20.1 Million

•	Third Quarter Petroleum Additives Recurring Profit Up 27% from $27.8 Million to $35.2 Million

•	$50 Million Share Repurchase Completed in Third Quarter

Richmond, VA, October 30, 2007 – NewMarket Corporation (NYSE – NEU) President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report for the third quarter and first nine months 2007.

Income from continuing operations for the third quarter of 2007 improved significantly reaching $20.1 million, or $1.19 per share. This represents an increase of 69 percent over income on the same basis for the third quarter last year of $11.9 million, or $0.69 per share, excluding special items. Including all items, net income for the third quarter 2007 was $21.2 million, or $1.25 per share, compared with net income for the third quarter of 2006 of $18.9 million, or $1.09 per share.

Income from continuing operations for the first nine months of 2007 of $51.5 million, or $2.99 per share, was also up significantly, reflecting a 31 percent improvement over comparative earnings for the same period last year of $39.2 million, or $2.25 per share, excluding special items. Including all items, net income for the first nine months of 2007 was $68.3 million, or $3.96 per share, compared to net income for the same period last year of $53.1 million, or $3.05 per share.

Net income for the third quarter and first nine months of both 2007 and 2006 include certain special items. The items are reflected separately for clarification in the summary of earnings at the end of this press release. The items this year include the gain associated with the termination of the marketing agreements with Innospec Corporation. Last year’s items include the benefit of certain settlement gains, a gain on the sale of property and the benefit of an earn-out agreement.

Petroleum additives continues its strong performance with operating profit for the third quarter of this year improving to $35.2 million, an increase of 27 percent over comparative operating profit for the same period last year of $27.8 million, excluding the $2.6 million benefit of a special item. Net sales of petroleum additives for the third quarter 2007 improved to $352.5 million compared to net sales in the third quarter 2006 of $323.9 million. For the first nine months of this year, petroleum additives operating profits also improved, with operating profit increasing to $100.7 million, an improvement of 25 percent over comparative operating profit of $80.6 million for the first nine months of 2006, excluding the $2.6 million benefit of a special item. Net sales of petroleum additives for the first nine months of this year reached $998.6 million compared to $948.4 million for the same period last year. There are many factors which account for the excellent performance in this segment this year: 1) our efforts and focus to deliver the services and products in support of our customers’ marketing initiatives, 2) our focus on delivering more cost effective products, which benefits both our customers and ourselves, and 3) the benefit from price increases that were instituted in 2006.

The third quarter and first nine months of 2007 also continue to benefit from our debt restructuring completed in December of 2006. The benefit of lower debt cost was approximately $0.9 million before tax for the third quarter and $2.7 million before tax for the first nine months of the year.

During this third quarter, the company repurchased $50 million of its common stock. The company purchased 1,117,104 shares at an average price of $44.76 including transactions fees. The purchase was accomplished using company funds with no additional borrowing involved.

We are very pleased with the improved operating results through the first nine months of this year and the progress made in activities the company has initiated. Our approach of remaining focused to help our customers grow in their marketplace continues to prove its value.

Sincerely,

Thomas E. Gottwald

Summary of Earnings for the Third Quarter and Nine Months:

As noted, net income for both the third quarters and the first nine months of 2007 and 2006 include certain special items. The 2007 special item relates to the settlement of the arbitration actions with Innospec and the resulting gain on termination of the TEL marketing agreements. The gain on settlement and termination of the TEL agreements and their previous operations are reflected as discontinued operations. Following the settlement and termination of the TEL marketing agreements, it was determined that the continuing operations of our TEL business no longer represented a significant segment. The company has reported net income including special items, as well as income from continuing operations, excluding special items, and related per share amounts in this release. The company believes that even though income from continuing operations, excluding special items, is not required by or presented in accordance with generally accepted accounting principles (GAAP) accepted in the United States, this additional measure enhances understanding of the company’s performance. Earnings excluding these items enhances period to period comparability. The company believes that income from continuing operations, excluding special items, should not be considered an alternative to net income determined under GAAP. The following table is a reconciliation of net income under GAAP to income from continuing operations, excluding special items.

	Third Quarter Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net Income
Net income	$21.2	$18.9	$68.3	$53.1
Special items:
Discontinued operations including 2007 gain on settlement and termination of TEL Marketing Agreements	(1.1)	(2.1)	(16.8)	(4.1)
Transportation issue settlement	—	(1.6)	—	(1.6)
Earn-out agreement income	—	(3.3)	—	(3.3)
Gain on sale of property	—	—	—	(2.0)
Income tax settlement	—	—	—	(2.9)

Income from continuing operations excluding special items	$20.1	$11.9	$51.5	$39.2

Diluted Earnings Per Share:
Net income	$1.25	$1.09	$3.96	$3.05
Special items:
Discontinued operations including 2007 gain on settlement and termination of TEL Marketing Agreements	(0.06)	(0.12)	(0.97)	(0.24)
Transportation issue settlement	—	(0.09)	—	(0.09)
Earn-out agreement income	—	(0.19)	—	(0.19)
Gain on sale of property	—	—	—	(0.12)
Income tax settlement	—	—	—	(0.16)

Income from continuing operations excluding special items	$1.19	$0.69	$2.99	$2.25

As a reminder, a conference call and Internet web cast is scheduled for 10 a.m. EDT on Thursday, November 1, 2007, to review third quarter 2007 financial results. You can access the conference call live by dialing 1-877-407-8031 (domestic) or 1-201-689-8031 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the company’s website at www.NewMarket.com or www.investorcalendar.com. A teleconference replay of the call will be available until November 8, 2007 at 11:59 p.m. EST by dialing 1-877-660-6853 (domestic) and 1-201-612-7415 (international). The account number is 286. The conference ID number is 258216. A webcast replay will be available for 30 days.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for our products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; our ability to complete construction of the office building for MeadWestvaco within budget and in a timely manner; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2006 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net sales:
Petroleum additives	$352.5	$323.9	$998.6	$948.4
All other (a)	4.4	1.2	12.2	8.7

Total	$356.9	$325.1	$1,010.8	$957.1

Segment operating profit:
Petroleum additives before special item	$35.2	$27.8	$100.7	$80.6
Special item (b)	—	2.6	—	2.6

Petroleum additives	35.2	30.4	100.7	83.2

All other (a)	0.6	(2.3)	(4.4)	(0.7)

Segment operating profit	35.8	28.1	96.3	82.5

Corporate unallocated expense	(3.0)	(3.9)	(10.2)	(9.8)
Special items (c)	—	5.3	—	13.0
Interest expense	(3.0)	(3.9)	(8.7)	(11.7)
Other income, net	1.4	1.0	2.4	2.3

Income from continuing operations before income taxes	$31.2	$26.6	$79.8	$76.3

Net income:
Income from continuing operations excluding special items	$20.1	$11.9	$51.5	$39.2
Special items (b) (c)	—	4.9	—	9.8
Discontinued operations (d)	1.1	2.1	16.8	4.1

Net income	$21.2	$18.9	$68.3	$53.1

Basic earnings per share:
Earnings excluding discontinued operations and special items	$1.20	$0.70	$3.01	$2.27
Special items (b) (c)	—	0.28	—	0.57
Discontinued operations (d)	0.06	0.12	0.98	0.24

Basic earnings per share	$1.26	$1.10	$3.99	$3.08

Diluted earnings per share:
Income from continuing operations excluding special items	$1.19	$0.69	$2.99	$2.25
Special items (b) (c)	—	0.28	—	0.56
Discontinued operations (d)	0.06	0.12	0.97	0.24

Diluted earnings per share	$1.25	$1.09	$3.96	$3.05

Notes to Segment Results and Other Financial Information

(a)	During the second quarter 2007 and after the settlement of the Arbitration Actions with Innospec Inc. (Arbitration Actions) and the resulting termination of the tetraethyl lead (TEL) marketing agreements with Innospec Inc. (see note d), we determined the continuing operations of our TEL business no longer represented a significant segment. As a result, we have reclassified the continuing results of our TEL business in the “All other” caption above. Also included in the “All other” caption is certain contract manufacturing of Ethyl Corporation. Prior periods have been reclassified.
(b)	The 2006 special item in petroleum additives represents the gain associated with a legal settlement related to transportation charges. The after tax gain amounted to $1.6 million.
(c)	Both third quarter and nine months 2006 include a $5.3 million gain ($3.3 million after tax) related to an earn-out agreement for certain pharmaceutical intellectual property that we sold in 1994. Nine months 2006 also includes a $4.4 million gain ($2.9 million after tax) for interest on an income tax settlement, as well as a $3.3 million gain ($2.0 million after tax) on the sale of property.
(d)	Discontinued operations reflect the settlement of the Arbitration Actions and the resulting termination of the TEL marketing agreements with Innospec Inc. effective April 1, 2007. The gain on the settlement of this business was $22.8 million ($14.6 million after tax or $.84 per share) for nine months 2007 including a $1.7 million ($1.1 million after tax or $.06 per shared) benefit in the third quarter 2007. The remaining amounts for the 2007 and 2006 periods represent the after tax earnings of the discontinued business.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net sales	$356,946	$325,119	$1,010,755	$957,135
Cost of goods sold	277,877	258,955	786,739	757,266

Gross profit	79,069	66,164	224,016	199,869

Selling, general, and administrative expenses	27,659	27,794	81,460	79,260
Research, development, and testing expenses	18,476	16,582	56,387	50,264
Special items income (a)	—	7,843	—	11,093

Operating profit	32,934	29,631	86,169	81,438

Interest and financing expenses	2,954	3,917	8,743	11,689
Other income, net (b)	1,235	859	2,382	6,502

Income from continuing operations before income taxes	31,215	26,573	79,808	76,251
Income tax expense	11,125	9,715	28,254	27,282

Income from continuing operations	20,090	16,858	51,554	48,969

Discontinued operations (c):
Gain on settlement of discontinued business (net of tax)	1,067	—	14,554	—
Income from operations of discontinued business (net of tax)	—	2,063	2,217	4,093

Net income	$21,157	$18,921	$68,325	$53,062

Basic earnings per share
Income from continuing operations	$1.20	$0.98	$3.01	$2.84
Discontinued operations (c)	0.06	0.12	0.98	0.24

	$1.26	$1.10	$3.99	$3.08

Diluted earnings per share
Income from continuing operations	$1.19	$0.97	$2.99	$2.81
Discontinued operations (c)	0.06	0.12	0.97	0.24

	$1.25	$1.09	$3.96	$3.05

Shares used to compute basic earnings per share	16,772	17,257	17,121	17,204

Shares used to compute diluted earnings per share	16,887	17,409	17,236	17,405

Cash dividends declared per share	$0.125	$0.125	$0.375	$0.375

Notes to Consolidated Statements of Income

(a)	Both third quarter and nine months 2006 include a $5.3 million gain ($3.3 million after tax) related to an earn-out agreement for certain pharmaceutical intellectual property that we sold in 1994. In addition, both 2006 periods also include a gain of $2.6 million ($1.6 million after tax) associated with a legal settlement related to transportation charges. Nine months 2006 also includes a $3.3 million gain ($2.0 million after tax) on the sale of property.
(b)	Other income, net for nine months 2006 includes a gain of $4.4 million for interest on an income tax settlement. The after tax gain amounted to $2.9 million.
(c)	Discontinued operations reflect the settlement of the Arbitration Actions and the resulting termination of the TEL marketing agreements with Innospec Inc. effective April 1, 2007. The gain on the settlement of this business was $22.8 million ($14.6 million after tax or $.84 per share) for nine months 2007 including a $1.7 million ($1.1 million after tax or $.06 per share) in the third quarter 2007. The income from operations for the 2007 and 2006 periods represent the after tax earnings of the discontinued operations. Income from operations before tax amounted to $3.5 million for nine months 2007, $3.2 million for the third quarter 2006, and $6.4 million for nine months 2006.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30 2007 (unaudited)	December 31 2006
ASSETS

Current assets:
Cash and cash equivalents	$82,947	$60,300
Restricted cash	210	240
Trade and other accounts receivable, less allowance for doubtful accounts ($880 - 2007; $835 - 2006)	212,490	198,243
Inventories	191,833	185,581
Deferred income taxes	18,290	12,277
Prepaid expenses	5,455	5,319

Total current assets	511,225	461,960

Property, plant and equipment, at cost	779,814	751,355
Less accumulated depreciation and amortization	600,345	589,241

Net property, plant and equipment	179,469	162,114

Prepaid pension cost	1,298	85
Deferred income taxes	16,599	30,088
Other assets and deferred charges	22,085	38,838
Intangibles, net of amortization	47,093	51,708

Total assets	$777,769	$744,793

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$96,948	$81,623
Accrued expenses	55,264	59,692
Dividends payable	2,023	2,162
Book overdraft	3,525	2,549
Long-term debt, current portion	724	691
Income taxes payable	14,931	13,466

Total current liabilities	173,415	160,183

Long-term debt	156,886	152,748
Other noncurrent liabilities	127,124	130,460

Shareholders' equity
Common stock and paid in capital (without par value) Issued - 16,180,821 in 2007 and 17,289,860 in 2006	38,389	88,263
Accumulated other comprehensive loss	(40,328)	(47,165)
Retained earnings	322,283	260,304

	320,344	301,402

Total liabilities and shareholders’ equity	$777,769	$744,793